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                                                                    Exhibit 10.3


                                  FORM 53-901F

               Section 85 (1) -- Securities Act (British Columbia)
                        (or the equivalent thereof under
                   Canadian Provincial Securities Legislation)

1.       REPORTING ISSUER

         Ivanhoe Mines Ltd. ("Ivanhoe")
         World Trade Centre
         Suite 654 - 999 Canada Place
         Vancouver, British Columbia
         V6C 3E1

2.       DATE OF MATERIAL CHANGE

         March 11, 2002

3.       PRESS RELEASE

         Date of Issuance: March 11, 2002
         Place of Issuance:         Toronto, Ontario

4.       SUMMARY OF MATERIAL CHANGE

         AMEC E&C Services Limited ("AMEC") of Toronto, Ontario has completed an independent preliminary copper and gold resource estimate for the northern portion of the Southwest Oyu zone of Ivanhoe's Oyu Tolgoi mineral exploration project in Mongolia. Dr. Harry Parker of AMEC supervised the preparation of the estimate and is an independent qualified person for the purposes of National Instrument 43-101 of the Canadian Securities Administrators ("NI 43-101").

         AMEC estimated an inferred mineral resource of 587,700,000 tonnes, grading 0.53 grams per tonne of gold and 0.41% copper above a cut-off grade of 0.3% copper equivalent. The copper equivalent cut-off grade has been established at an assumed recovery of 100% of both gold and copper and prices of US$300 per ounce for gold and US$0.80 per pound for copper.

         AMEC's resource estimate was reviewed and verified by Dr. Gildar J. Arseneau, P.Geo. of Roscoe Postle Associates Inc. ("RPA") of Toronto, Ontario. Dr. Arseneau is a qualified person for the purposes of NI43-101.

5.       FULL DESCRIPTION OF MATERIAL CHANGE

         AMEC has prepared an independent preliminary resource estimate in respect of the Southwest Oyu zone of Ivanhoe's Oyu Tolgoi mineral exploration project in Mongolia. The estimated mineral resource has been classified in accordance with the standards of


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         the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM
         Standards"). The estimate was prepared under the supervision of Dr. Harry Parker of AMEC. Dr. Parker is an independent qualified person for the purposes of NI 43-101.

         AMEC reported an inferred mineral resource at the Southwest Oyu zone, using various copper equivalent cut-off grades, as follows:


                                SOUTHWEST OYU INFERRED MINERAL RESOURCE ESTIMATE
                                               AMEC -- MARCH 2002

CUT-OFF GRADE COPPER    TONNAGE (TONNES)           IN SITU GRADE                   CU                 AU
    EQUIVALENT(1)                               --------------------          (BILLIONS OF         (OUNCES)
         (%)                                                                    POUNDS)
                                                 CU              AU
                                                 (%)            (G/T)
--------------------    ---------------         --------------------           -----------        ----------
        0.70              185,100,000           0.63            1.04              2.57             6,189,000

        0.60              259,700,000           0.57            0.86              3.26             7,181,000

        0.50              349,100,000           0.52            0.73              4.00             8,193,000

        0.40              457,800,000           0.46            0.62              4.64             9,126,000

        0.30              587,700,000           0.41            0.53              5.31            10,014,000

        0.20              703,000,000           0.37            0.47              5.73            10,623,000

         Note: (1) Based on US$300 per ounce gold and US$0.80 per pound copper at 100% metal recovery.

         In January 2002, RPA prepared a technical report under NI 43-101 in respect of the Oyu Tolgoi property. In an addendum to its technical report, RPA reviewed and verified the AMEC mineral resource estimate of the Southwest Oyu zone. RPA's review and verification of AMEC's resource estimate was undertaken by, or under the supervision of, Dr. Gildar J. Arseneau, P.Geo., of RPA. Dr. Arseneau is an independent qualified person for the purposes of NI 43-101.

         The Southwest Oyu mineral resource was estimated by AMEC with a 3-dimensional block model utilizing MineSight(R) a commercial mine planning software. To carry out its review of the Southwest Oyu mineral resource estimate, RPA converted the 3-dimensional database to Gemcom(R), another commercially available mine planning software. RPA re-estimated the Southwest Oyu mineral resource using the same and different interpolation parameters as utilized by AMEC.


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         The Southwest Oyu database consists of assay data for 32 diamond drill holes totalling 16,991 metres. The drill core was logged at the site and geological information was transferred to digital files containing drill hole survey locations, down hole survey data, geological, geophysical and assay data. RPA carried out checks and validations for both copper and gold assays. RPA believes that the analytical reproducibility of the data is better for copper than gold. The quality of the assay database is adequate for the estimation of an inferred mineral resource but, until better reproducibility can be demonstrated for gold assays, the resource must remain at an inferred level of classification. The digital drill hole database is adequate for resource estimation and the information collected is in keeping with standard industry practices for this type of exploration target.

         The Southwest Oyu block model was organized on an orthogonal grid with a 20 metre by 20 metre block size and a 15 metre bench height. Copper and gold grades were composited to 15 metres before grade interpolation. Each block in the model is comprised of six separate models: rock code, density, copper grade, gold grade, copper equivalent grade and percent ore. Rock codes were assigned to the block model by first constructing 3-dimensional solids of the high grade portion of the deposit, the three major post-mineral dikes, the Southwest fault zone and the top of the hypogene mineralization. Because the bulk of the mineralization is within basaltic andesite, a bulk density of 2.80 was selected for the resource estimation. RPA recommends that the bulk density determination program be continued and expanded to include both mineralized and unmineralized samples. Copper and gold values were interpolated into the model by ordinary kriging. RPA has reviewed the variography study undertaken by AMEC and concurs with its conclusions.

         Interpolation was restricted within zone boundaries. As such, samples from zone 1 were not used to interpolate grades into blocks of zone 2 and vice-versa. A maximum of 15 composites were used to estimate a block grade. The minimum number of composites required to estimate a block was set at 4 for zone 2 and 3 for zone 1. A maximum of 3 composites (zone 2) and 2 composites (zone 1) were allowed per drill hole.

         RPA re-estimated the mineral resource using the same interpolation parameters as defined by AMEC. RPA also estimated the mineral resource using inverse distance weighting to the second power to interpolate the grades. RPA also re-composited the assay data to 5 metre lengths within the geological domains and re-estimated the mineral resource using ordinary kriging and inverse distance to the second power.

         Based on the data reviewed, RPA concluded that the mineral resource at the Southwest Oyu zone was estimated by AMEC in a manner consistent with standard industry practice for this type of deposit. The mineral resource for the Southwest Oyu zone is classified as an inferred mineral resource in accordance with CIM Standards. The mineral resource was reported at CuEQ ($0.80) copper equivalent cut-off grades. The copper equivalent was calculated, after copper and gold grades were estimated into the block model, using the following formula:


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                   CuEQ ($0.80) = % Cu + (Au g/t * 9.65)/17.64

         The equivalent grade was calculated to reflect a price of US$0.80 per pound of copper and US$300 per ounce of gold and 100% metal recovery. RPA believes that it is premature at this stage to use an equivalent copper grade as cut-off because inadequate metallurgical testing has been performed. RPA also believes that some of the mineral resource at the Southwest Oyu zone could be re-classified as indicated under CIM Standards if better reproducibility could be achieved with the gold assays.

         RPA recommends that all assays that returned copper grades in excess of 0.5% copper should be re-assayed for gold and the mineral resource be re-estimated using the new assay data.

         RPA validated the resource model by inspection of plans and sections. The plots included drill hole composite values to allow direct comparison of composite grades to kriged block values. The checks showed good agreement between drill hole composite values and kriged model cell values.

         The Oyu Tolgoi project is still at the exploration stage and it is too early to assess the possible effect on the resource estimate of factors such as environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other potential issues. At this time, however, RPA has no reason to believe that any of these potential issues will be an impediment to development of the project.

         Insofar as the inferred mineral resources estimated in the Southwest Oyu zone are not mineral reserves, they do not have demonstrated economic viability.

6.       RELIANCE ON SECTION 85 (2) OF THE ACT

         Not applicable

7.       OMITTED INFORMATION

         Not applicable


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8.       SENIOR OFFICER

         For further information please contact:

         Beverly Bartlett
         Ivanhoe Mines Ltd.
         World Trade Centre
         Suite 654 - 999 Canada Place
         Vancouver, British Columbia
         V6C 3E1

         Telephone:  (604) 688-5755

9.       STATEMENT OF SENIOR OFFICER

         The foregoing accurately discloses the material change referred to herein.

         DATED at Vancouver, British Columbia this 21st day of March, 2002.


         IVANHOE MINES LTD.



         Per:       "Beverly Bartlett"
                  --------------------------------------------
                   Beverly Bartlett
                   Corporate Secretary